Exhibit 21

SUBSIDIARIES OF WILLBROS GROUP, INC.

Company Name and Name Under Which it is Doing
Business (if applicable)	Jurisdiction of Incorporation or Organization
0795781 B.C. Ltd	Canada (British Columbia)
Bemis, LLC	Vermont, USA
Chapman Construction Co., L.P.	Texas, USA
Chapman Construction Management Co., Inc.	Texas, USA
Chapman Holding Co., Inc.	Nevada, USA
Construction & Turnaround Services, L.L.C.	Oklahoma, USA
Forward Company for Energy & Infrastructure PSC	Iraq
Lineal Industries, Inc.	Pennsylvania, USA
P/L Equipment LP	Canada (Alberta)
Premier Utility Services, LLC	New York, USA
Premier West Coast Services, Inc.	Oklahoma
PT Willbros Indonesia	Indonesia
Skibeck Pipeline Company, Inc.	New York, USA
Skibeck PLC, Inc.	New York, USA
Trafford Corporation	Pennsylvania, USA
UTILX Corporation	Delaware, USA
UtilX Europe GmbH	Germany
UtilX Overseas Holdings, Inc.	Delaware, USA
W International Limited	Cayman Islands
Willbros Al-Rushaid Limited	Saudi Arabia
Willbros Canada Holdings ULC	Canada (British Columbia)
Willbros (Canada) GP I Limited	Canada (British Columbia)
Willbros (Canada) GP III Limited	Canada (British Columbia)
Willbros (Canada) GP IV Limited	Canada (British Columbia)
Willbros (Canada) GP V Limited	Canada (British Columbia)
Willbros Construction Services (Canada) L.P.	Canada (Alberta)
Willbros Construction (U.S.), LLC	Delaware, USA
Willbros Downstream, LLC	Oklahoma, USA
Willbros Energy Services Company	Delaware, USA
Willbros Engineering California (U.S.), Inc.	Delaware
Willbros Engineers (UAE) Limited	United Kingdom
Willbros Engineers, LLC	Louisiana
Willbros Engineers (U.S.), LLC	Delaware, USA

Willbros Facilities & Tanks (Canada) LP	Alberta
Willbros Global Holdings, Inc.	Panama
Willbros Global Infrastructure Limited	Cayman Islands
Willbros Government Services (U.S.), LLC	Delaware, USA
Willbros Hammer LLC	Delaware, USA
Willbros Hammer LLC, Surcursal en Espana	Spain
Willbros Industrial de Mexico, S. de R.L. de C.V.	Mexico
Willbros International Dutch Antilles N.V.	Netherlands Antilles
Willbros International Dutch B.V.	The Netherlands
Willbros International Dutch II B.V.	The Netherlands
Willbros International Finance & Equipment Limited	Cayman Islands
Willbros International, Inc.	Panama
Willbros International Pty Limited	Australia
Willbros Management Services, LLC	Delaware
Willbros Middle East, Inc.	Panama
Willbros Midstream Services (U.S.), LLC	Delaware, USA
Willbros Project Services (U.S.), LLC	Delaware, USA
Willbros PSS Midstream (Canada) LP	Alberta
Willbros T&D Services, LLC	Delaware, USA
Willbros Transandina S.A.	Bolivia
Willbros United States Holdings, Inc.	Delaware, USA
Willbros Utility T&D Group Common Paymaster, LLC	Delaware, USA
Willbros Utility T&D Holdings, LLC	Delaware, USA
Willbros Utility T&D of Massachusetts, LLC	New York, USA
Willbros Utility T&D of New York, LLC	New York, USA